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                                                                      EXHIBIT 11

                             MEDIQUAL SYSTEMS, INC.

                   STATEMENT RE: PRO FORMA EARNINGS PER SHARE
                                  (UNAUDITED)


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
                                                                 YEAR ENDED     SIX MONTHS ENDED
                                                                DECEMBER 31,        JUNE 30,
                                                                    1995              1996
                                                                ------------   ------------------
Net income (loss).............................................  $(1,757,178)        $1,126,698
Accretion of preferred stock dividends........................      294,890            227,661
Interest expense..............................................       89,161             44,353
                                                                ------------        ----------
     Pro forma net income (loss)..............................  $(1,373,127)        $1,398,712
                                                                ===========         ==========
Weighted average common shares outstanding....................    3,517,605          3,671,136
Assumed Conversion of Class B and Class C Convertible
  Preferred Stock.............................................    2,151,596          2,175,243
Common stock and stock options issued after June 1, 1995,
  pursuant to the treasury stock method.......................      414,749            414,749
Common stock equivalents outstanding, pursuant to the treasury
  stock method................................................           --            337,923
Common shares assumed to be issued in proposed initial public offering in order to redeem Class A Redeemable Preferred
  Stock and outstanding debt..................................      382,768            382,768
                                                                 ----------         ----------
Pro forma weighted average number of common and common
  equivalent shares outstanding...............................    6,466,718          6,981,819
                                                                ===========         ==========
     Per share amount.........................................  $     (0.21)     $       0.20
                                                                 ==========    ================
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